HUB AGREEMENT



This  Agreement  is  made  as  of  the ____ day   of
, 2000,



BETWEEN:

          PLAYANDWIN, INC. ("PWIN")


          and


          PENN NATIONAL RACE COURSE ("PENN")


WHEREAS PWIN helped to create and develop a pari-mutuel game known  as "Racingo", which is a combination of horse racing, bingo  and  lottery  games and is described  on  Schedule  1 annexed hereto ("Racingo");

AND WHEREAS PWIN is engaged in a program to make Racingo available at racetracks and licenced off-track wagering establishments (individually or collectively the "Guest Tracks") throughout the United States of America ("USA") by contracting with owners of Guest Tracks in order that patrons at Guest Tracks may play Racingo;

AND WHEREAS PWIN is also engaged in a program to obtain the rights from owners of racetracks ("Host Tracks") throughout the USA to designate certain pari-mutuel races conducted at the Host Tracks as Racingo races in order to enable patrons at Guest Tracks to play Racingo;

AND WHEREAS PWIN has entered into a Racingo Services and Software License Agreement with Autotote Systems, Inc. ("Autotote") made as of May 24, 2000 under which, inter alia, PWIN has conferred upon Autotote the right to designate the Racingo races conducted at the Host Tracks;

AND WHEREAS PENN has agreed to provide all hosting and interface services in the USA through its hub situate at the PENN National Race Course racetrack in the Commonwealth of Pennsylvania for the designated Racingo races conducted on any given day at any Host Tracks;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree each with the other as follows:


                          ARTICLE 1
                       INTERPRETATION

1.1  References   to   an   article,  section,   subsection,
     paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph, schedule or exhibit to this Agreement, unless the context otherwise requires.
1.2 Unless otherwise specified, the word "dollar", or the symbol "$" refers to United States dollars.


1.3 In this Agreement, words importing the singular number include the plural and vice versa, words importing the masculine gender include the feminine and neuter gender.

1.4 Schedule 1 attached hereto is incorporated into this Agreement by reference and shall be deemed a part of this Agreement.


                          ARTICLE 2
                  DESIGNATION AND SERVICES

2.1  PWIN   shall  ensure  that  be  responsible   for   the
     designation of the three daily pari-mutuel races conducted at the Host Tracks upon which Racingo is based shall be and shall ensure the designation is carried out on its behalf by Autotote in a timely manner and particulars of the designation shall be are given to PENN in advance of such designation.

2.2 PENN shall provide all hosting and interface services in the USA through its hub situate at the PENN National Race Course racetrack in the Commonwealth of Pennsylvania (the "Facility") for the designated Racingo races conducted on any given day at any Host Track. The parties acknowledge that PENN shall be the exclusive provider of the said hosting services in the U.S.A.

2.3 PENN shall provide all of the necessary equipment, infrastructure, services, support and personnel at its Facility required for the efficient and timely operation of Racingo at the Guest Tracks throughout the USA.

2.4 PENN shall collect the total amount wagered on Racingo by all patrons at all Guest Tracks in the USA on any given day on which Racingo is conducted ("Racingo Handle"), less the total amount of payments made to the Racingo winners, if any, and the amount equal to 20% of the Racingo Handle retained by each Guest Track on the day in question.

2.5 PENN shall prepare and provide accurate written reports to PWIN on a weekly basis detailing the total amount of the Racingo Handle and the amount received by it together with all payments required to be made by it pursuant to the terms of this Agreement.

2.6 PENN shall be responsible for providing accounting services to facilitate payments to all Host Tracks and PWIN. Any settlement of payments of the Racingo Handle which require a payment to be made to the Guest Tracks, shall be made by PENN and it shall provide all accounting services required to facilitate such payments.

2.7  The   parties   agree  to  develop   separate   payment
     procedures to facilitate payment to individual Racingo winners in excess of One Hundred Thousand ($100,000) Dollars. The said payment procedures shall be agreed upon between the parties within ninety (90) days from the date hereof.


                          ARTICLE 3
                          PAYMENTS

3.1 PENN shall promptly remit to the Host Tracks on a weekly basis a percentage of the Racingo Handle as PWIN may from time to time direct PENN in writing provided that the total amount shall not exceed 4.95% of the Racingo Handle. In the event that PWIN directs that less than 4.95% of the Racingo Handle is to be paid to the Host Tracks, PENN shall promptly remit the difference in the percentage between the amount remitted to the Host Tracks and 4.95% of the Racingo Handle to PWIN on a weekly basis.

3.2  In  addition  to  any  amount set out  in  section  3.1 hereof, PENN shall promptly remit to PWIN 5% of the Racingo
     Handle on a weekly basis.

3.3  As   compensation  for  PENN  providing  the   services
     described in this Agreement, it shall be entitled to retain
     0.5% of the Racingo Handle.




                          ARTICLE 4
           AVAILIBILITY AND ACCESS TO INFORMATION

4.1 PENN shall provide PWIN with restricted computer access to and monthly reports from its totalisator system situate at its Facility or wherever it may be situate in order to permit analysis of wagering trends and racing products. PENN shall assist PWIN in reviewing the said reports with a view to determining the most popular simultaneous audio-visual signals for designated Racingo races and the largest possible fields for Racingo and developing new ways to increase the amount wagered by patrons at the Guest Tracks on Racingo.

4.2 PWIN shall have the right to examine PENN's records with respect to Racingo at any time on ten (10) days notice. The examination shall be at PWIN's cost unless such examination shall discover errors exceeding 5% margin, in which event, PENN shall bear PWIN's reasonable cost of examination.


                          ARTICLE 5
                    TERM AND TERMINATION

5.1 This Agreement shall commence on the date on which Racingo shall first become available to the patrons in the USA as stipulated in the notice described in section 9.4 hereof and shall continue for a period of four (4) years and may be renewed thereafter by mutual consent of the parties.

5.2 If PWIN breaches any material term of this Agreement, and such breach continues uncured for a period of fifteen
     (15) days, this Agreement shall be terminated forthwith upon written notice by PENN.

5.3 If PENN breaches any material term of this Agreement, and such breach continues uncured for a period of fifteen
     (15) days, this Agreement shall be terminated forthwith upon written notice by PWIN.

5.4 This Agreement shall be automatically terminated upon the bankruptcy, insolvency or dissolution of either party.

5.5 Any termination of this Agreement shall not affect any outstanding obligations or indemnities of either party.


                          ARTICLE 6
                     REGULATORY APPROVAL

6.1 Prior to the date on which Racingo shall first become available to patrons in the USA as stipulated in section 9.4 hereof, PENN shall pursue all appropriate and reasonable steps in order to obtain all necessary regulatory approvals and licences to enable it to provide the services as described in this Agreement. PWIN agrees to fully cooperate in satisfying any reasonable requests for information from any regulatory authority.

6.2  Notwithstanding  anything  herein  contained   to   the
     contrary, in the event PENN shall be unable to obtain the said regulatory approvals and licences prior to the date stipulated in section 9.4 hereof, this Agreement shall be rendered null and void.

6.3 Within seven (7) days of a request by PWIN, PENN shall furnish reasonable evidence of the status existence of the regulatory approvals and licences described in section 6.1 hereof.

6.4 Subject to section 6.1 hereof, PENN represents and warrants that to the best of its information, knowledge and belief, it is in compliance with all applicable federal and state statutes, local laws and ordinances.

6.5 In the event any regulatory authority determines that the relationship between the parties creates a negative impact upon any other licence held by PENN, it shall forthwith provide written notice of same together with full particulars to PWIN and thereafter this Agreement may then be terminated by either party upon 72 hours notice without any further liability save and except for any outstanding payment or accounting obligations to be made or performed under this Agreement.




                          ARTICLE 7
                          INDEMNITY

7.1 PENN shall indemnify and hold PWIN harmless against any loss, liability, costs or expenses (including reasonable attorneys fees) arising out of or related to claims or suits for damages to persons or property which may be instituted against PWIN or to which PWIN may be made a party, arising out of or by reason of the performance by PENN of its obligations described in this Agreement.

7.2 PWIN shall indemnity and hold PENN harmless against any loss, liability, costs or expenses (including reasonable attorneys fees) arising out of or related to claims or suits for damages to persons or property which may be instituted against PENN or to which PENN may be made a party, arising out of or by reason of the performance by PWIN of its obligations described in this Agreement.


                          ARTICLE 8
                   LIMITATION OF LIABILITY

8.1 In the event of any failure by PENN to provide the services described in section 2.2 hereof, and provided it has acted throughout honestly and in good faith, the maximum liability to which PENN shall be subject shall not exceed the lesser of $5,000 per day or $25,000 per year, in liquidated damages.

8.2 Neither party shall be liable to the other for any failure to perform any provision of this Agreement caused by fire, strike, boycott, picketing or other industrial disturbances, riot, civil commotion, theft, vandalism, flood, lightning, tempest, storm, acts of God, war, acts of war and defence defense, power failure, failure of any cable or interference by any governmental or government agency.


                          ARTICLE 9
               DATE RACINGO BECOMES AVAILABLE

9.1 The parties acknowledge that in order to generate and maintain sufficient interest amongst the patrons at the Guest Tracks to play Racingo, a level of participation in Racingo by other facilities throughout the USA as may be determined by PWIN is required.

9.2  Notwithstanding  anything  herein  contained   to   the
     contrary, this Agreement shall not become operative and shall remain suspended until PWIN is first satisfied that the level of participation in Racingo by Guest Tracks throughout the USA is adequate and gives notice thereof to PENN. In the event notice is not given by PWIN within one hundred and eighty (180) days from the date hereof, this Agreement shall be rendered null and void.

9.3 Following the notice described in section 9.2, PWIN shall be entitled to a period not to exceed thirty (30) days to complete its initial marketing campaign in order to aggressively promote Racingo.

9.4 Upon completion of the said campaign, PWIN shall give notice to PENN stipulating the date on which Racingo shall first become available to patrons in the USA which date shall be not later than three (3) days after completion of the campaign.



                         ARTICLE 10
                        GOVERNING LAW

10.1 This Agreement shall be deemed to have been entered into in the Commonwealth of Pennsylvia and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of that State. The parties consent and agree to the jurisdiction of the Courts of that State and the Federal Court located in that State.


                         ARTICLE 11
               REPRESENTATIONS AND WARRANTIES

11.1 Each party represents and warrants the following to the other, and acknowledges that the other party is relying on said representations and warranties in entering into this
     Agreement:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the state or province or country of its incorporation and has all requisite power and authority to enter into and perform its obligations under this Agreement;

     (b) the execution of this Agreeement has been authorized by all requisite corporate action on its part;

     (c) to the best of its present knowledge, there is no material action, suit or proceeding pending against it nor, to the best of its knowledge, threatened against it which is likely to materially adversely affect its performance of its obligations hereunder, nor to the best of its knowledge, are there any existing acts or conditions which are reasonably expected to be a proper basis for any such action, suit or proceeding;

     (d) this Agreement creates no agency relationship between the parties hereto, and nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have the power to obligate or bind the other in any manner whatsoever; and

     (e)  it is not insolvent or bankrupt;

     (f) each party and its directors, officers and major shareholders possess the good character, honesty, integrity, and reputation applicable to those engaged in the legitimate gaming industry and there is nothing in their respective backgrounds, histories, or reputations that would be deemed unsuitable under the legislation and standards applicable to the gaming industry.

11.2 PWIN further represents and warrants to PENN and acknowledges that PENN is relying on said representations and warranties in entering this Agreement:

     (a) PWIN has entered into an agreement with Autotote as described in the recitals hereto which agreement is for a term that is no less than the term in this Agreement;

     (b) no tote interface fees which may arise from the amount wagered on Racingo are payable under the terms of this Agreement.


                         ARTICLE 12
                           GENERAL

12.1 All notices or communication hereunder shall be given to the respective parties in writing and shall be sent through the United Postal Service by Registered or Certified mail, return receipt requested, or its international equivalent (if appropriate), to the addresses stated below or to such other address as either party shall designate by written notice to the other party.

12.2 Each of the parties shall from time to time take or cause to be taken such action and execute and deliver or cause to be executed and delivered to the other such documents and further assurances as may, in the reasonable opinion of counsel for the other, be necessary or advisable to give effect to this Agreement.

12.3 This Agreement shall not be assigned by any party without the written consent of the other and such consent shall not be unreasonably withheld.

12.4 Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as of such jurisdiction, be ineffective and severable from the Agreement to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

12.5 The waiver by either party of any right hereunder shall not be deemed a waiver of any other right hereunder.

12.6 The parties expressly agree that time shall be of the essence of this Agreement.

12.7 This Agreement may be executed by the parties in two or more counterparts, all of which taken together shall constitute one document and any facsimile transmission of this document shall be treated as if it were an original.

12.8 This Agreement, including the schedule annexed hereto, contains the entire Agreement between PWIN and PENN and no prior written or oral representations, inducements, agreements, promises or understandings altering, modifying, taken from or adding to its terms and conditions shall have any force or effect and each of the parties hereby confirms that it is not placing any reliance on any covenant, representation or warranty of the other party, whether oral or in writing, expressed or implied except those set forth herein.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by one or more of its officers duly authorized to sign, as of the date first above written.

                              PLAYANDWIN, INC.


                              per:
                                  Authorized Signing Officer


                                    Address of PWIN

                              PENN NATIONAL RACE COURSE


                              per:
                                  Authorized Signing Officer


                                    Address of PENN


                                    Address of PENN's
                                    General Counsel